UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CRIMSON EXPLORATION INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-3037840 (I.R.S. Employer Identification No.)

717 Texas Avenue, Suite 2900 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.       [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.       [  ]

Securities Act registration statement file number to which this form relates (if applicable): 333-163277

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the common stock of Crimson Exploration Inc. (the “Registrant”). The description of the common stock contained under the heading “Description of Capital Stock” in the Registration Statement on Form S-1 (File No. 333-163277), as amended (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. The Registration Statement was originally filed on November 20, 2009 with the Securities and Exchange Commission, amended on December 8, 2009 and may hereafter be amended. In addition, any description under the caption “Description of Capital Stock” in a form of prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 9, 2009

CRIMSON EXPLORATION INC.

By:	/s/ E. Joseph Grady

Name: E. Joseph Grady

Title:	Senior Vice President and Chief Financial Officer